Exhibit 10.1

APRIA HEALTHCARE GROUP INC.

INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (“Agreement”) is entered into as of _______, 200_ by and between Apria Healthcare Group Inc., a Delaware corporation (the “Company”) and ___________________ (the “Indemnitee”).

     WHEREAS, it is of the utmost importance to the Company and its stockholders that the Company be successful in recruiting and retaining directors of the highest quality;

     WHEREAS, the number of lawsuits challenging the judgment and actions of directors of Delaware corporations, the costs of defending those lawsuits, and the threat to directors’ personal assets have all materially increased in recent years, chilling the willingness of capable women and men to undertake the responsibilities imposed on corporate directors;

     WHEREAS, the Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors;

     WHEREAS, the Company believes that it is unfair for its directors to assume the risk of huge judgments and other expenses which may occur in cases in which the director received no personal profit and in cases where the director was not culpable;

     WHEREAS, recent federal legislation and rules adopted by the Securities and Exchange Commission and the national securities exchanges have imposed additional disclosure and corporate governance obligations on directors of public companies and have exposed such directors to new and substantially broadened civil liabilities;

     WHEREAS, these legislative and regulatory initiatives have also exposed directors of public companies to a significantly greater risk of criminal proceedings, with attendant defense costs and potential criminal fines and penalties;

     WHEREAS, the Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations and such protection against the costs and uncertainties of litigation and other legal proceedings is a matter of great concern to persons when considering whether to serve as directors and to remain in such positions;

     WHEREAS, Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of a director for monetary damages in respect of claims by shareholders and corporations for breach of certain fiduciary duties, and the Certificate of Incorporation of the Company provides for indemnification of directors to the fullest extent permitted by applicable law;

     WHEREAS, Indemnitee is a director of the Company and his/her willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him/her in accordance with the principles reflected above, to the fullest extent permitted; and

     WHEREAS, to induce and encourage Indemnitee to serve and continue to serve as a director of the Company and to assure that Indemnitee will receive the maximum protection permitted by law against the risks and uncertainties of litigation and other legal proceedings, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders.

     Now, therefore, in consideration of Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

    1.        Definitions. For purposes of this Agreement:

(a)	“Costs” includes, without limitation, all court or other costs, judgments, penalties, fines, liabilities or amounts paid in settlement by or on behalf of Indemnitee in connection with a Proceeding (as defined below).

(b)	“Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all Proceedings or appeals, attorneys’ fees, travel costs, court costs, filing fees, expert and other witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including without limitation cost bonds, appeal bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification hereunder but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

(c)	“Proceeding” includes, without limitation, any threatened, pending or completed investigation, action, suit or other proceeding, whether brought in the name of the Company or otherwise, against Indemnitee or in which Indemnitee may be (or may have been) otherwise involved, and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that Indemnitee is or was a director, officer, agent or fiduciary of the Company, or is or was serving, at the request of the Company, as a director, officer, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust) or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

    2.        Indemnification. The Company shall indemnify Indemnitee, as set forth herein, to the fullest extent permitted by the Delaware General Corporation law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). Notwithstanding the foregoing, no indemnification shall be provided hereunder:

(a)	to the extent expressly prohibited by law;

(b)	with respect to amounts for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the Company or any other company or organization on whose board Indemnitee serves at the request of the Company, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement; or

(c)	in connection with any Proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee without prior authorization by the Board of Directors of the Company, except a judicial proceeding or arbitration pursuant to Section 8 to enforce rights under this Agreement.

    3.        Proceedings Other than an Action by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party, threatened to be made a party or otherwise involved in any Proceeding (other than an action by or in the name of the Company) by reason of the fact that Indemnitee is or was a director, officer, agent or fiduciary of the Company, or is or was serving, at the request of the Company, as a director, officer, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all Costs and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, except as limited by Section  2 above. For purposes of this Section 3, and Sections 4, 5, 7 and 8 below, Expenses shall be conclusively deemed to have been “reasonably” incurred if: (i) such Expenses were incurred upon the advice of legal counsel for the Indemnitee who is experienced in the handling of comparable matters, or (ii) in the case of legal fees, such fees reflect the normal and customary billing rates of such legal counsel, notwithstanding that such billing rates are higher than those of other lawyers who are similarly competent and experienced. No inference shall be drawn that Expenses not described in the preceding sentence have not been “reasonably” incurred.

    4.        Indemnity in Proceedings by or in the Name of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party, threatened to be made a party or otherwise involved in any Proceeding brought by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, agent or fiduciary of the Company, or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all Costs and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, except as limited by Section 2 above.

    5.        Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Costs, or Expenses actually and reasonably incurred in connection with any Proceeding (including any Proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Costs to which Indemnitee is entitled.

    6.        Effect of Certain Proceedings. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that Indemnitee is not entitled to indemnification, except as specifically provided herein.

    7.        Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director, officer, agent or fiduciary of the Company, in any Proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

    8.        Remedies of Indemnitee in Case of Failure to Indemnify or Pay Expenses. In the event of failure by the Company to provide indemnification hereunder , or if Expenses are not paid pursuant to Section 14, Indemnitee may, at his election: (a) commence an action in any court of competent jurisdiction to enforce his rights to indemnification or payment hereunder, or (b) seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within ninety days following the filing of the demand for arbitration unless a later date is approved by the Indemnitee. In any such action or arbitration, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or payment hereunder; and neither the failure of the Board of Directors to make a determination that the Indemnitee is entitled to indemnification or payment nor any determination that Indemnitee is not entitled thereto by the Board of Directors or any legal counsel shall be admissible in evidence or given any weight whatsoever in such proceeding. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

    9.        Other Rights to Indemnification. Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the by-laws or other organizational documents of the Company, vote of stockholders determination of the Board of Directors, provision of law, agreement or otherwise.

    10.        Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, he shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by him.

    11.        Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, agent or fiduciary of the Company, or is serving, at the request of the Company, as a director, officer, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust) and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer, agent or fiduciary of the Company, or was serving, at the request of the Company, as a director, officer, agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust). This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

    12.        Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission to so notify the Company will not relieve it from any liability that it may have to Indemnitee unless, and to the extent, that the Company is actually prejudiced thereby. The Company shall be entitled to participate in any such Proceeding at its own expense, but shall not have the right to control the defense of Indemnitee without the Indemnitee’s consent in writing.

    13.        Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Proceeding without the Company’s prior written consent, which shall not be unreasonably withheld. The Company shall not settle any Proceeding in any manner that would: (i) impose any fine or other obligation (including without limitation any obligation required by an order or injunction) on Indemnitee or (ii) not include a complete and unconditional release of the Indemnitee from all liabilities on any claims that are the subject matter of such Proceeding, in either case, without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

    14.        Payment of Expenses. All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by the Company at the request of Indemnitee, each such payment to be made within ten calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments from time to time. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith. If required by law as a condition to the Company’s payment of Expenses, Indemnitee shall provide the Company an undertaking, by or on behalf of Indemnitee to reimburse such amount if it is finally determined by a court of competent jurisdiction, after the exhaustion of any appeal, or by an arbitration initiated by the Indemnitee pursuant to Section 8, that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise.

    15.        Separability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the Company shall nevertheless indemnify Indemnitee as to Costs and Expenses with respect to any Proceeding, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law, (b) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement, provided, however, that this Agreement shall not eliminate any rights of Indemnitee pursuant to any other agreement or arrangement with the Company, including, but not limited to any rights of Indemnitee pursuant to the Certificate of Incorporation or by-laws of the Company.

    16.        Insurance and Subrogation.

(a)	The Company agrees to maintain an insurance policy providing directors and officers liability insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Company as a director or officer of the Company at the coverage levels in effect as of the date hereof so long as the premium for such directors and officers liability insurance does not exceed the premium in effect as of the date hereof by more than 200%. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the Indemnitee, and to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

(b)	In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c)	The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

    17.        Notices . Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Company:

Apria Healthcare Group Inc.
26220 Enterprise Court
Lake Forest, CA 92630

Attn: Robert S. Holcombe, General Counsel
Facsimile: (949) 639-4332

If to Indemnitee:

_________________________
_________________________
_________________________

    18.        Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

    19.        Other Provisions.

(a)	This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

(b)

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c)	This agreement shall not be deemed an employment contract between the Company and any Indemnitee.

(d)

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

APRIA HEALTHCARE GROUP INC. By: _________________________________ Name Title _________________________________ Indemnitee